UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 2, 2018
BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)
1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On November 6, 2018, Boise Cascade Company (the "Company") issued a press release announcing its third quarter 2018 financial results, a copy of which is furnished as Exhibit 99.1 to this Report on Form 8-K. Additionally, Exhibit 99.2, a copy of which is furnished hereby, includes certain statistical information relative to the Company's quarterly performance.

The Company has reconciled all non-GAAP measures presented to the most directly comparable GAAP measure.

Item 2.05 Costs Associated with Exit or Disposal Activities.
On November 2, 2018, the Board of Directors of the Company approved a plan to permanently curtail laminated veneer lumber (LVL) production at its Roxboro, North Carolina facility. The Company acquired the Roxboro facility in March 2016. At the time of acquisition, the LVL assets were not operational and had been idled by the previous owner since approximately 2010. The Company began recommissioning the LVL assets shortly after the acquisition date and began to produce LVL in the second half of 2016. However, after extended efforts to improve the throughput and cost position of LVL production at Roxboro, the Company has concluded that it would be unable to reduce manufacturing costs to an acceptable level. The Company expects the curtailment to be complete by December 31, 2018. As a result, the Company expects to record approximately $60 million of charges during fourth quarter 2018, substantially all of which will be to fully depreciate the curtailed LVL production assets.

The Company intends to continue production of I-joists at the Roxboro facility. The Company does not anticipate any impact on its customers from the LVL curtailment because the Company has additional capacity and expansion opportunities at its Alexandria, Louisiana, and Thorsby, Alabama, facilities that will allow it to maintain its current service profile and also support future growth. The press release is furnished hereto as Exhibit 99.3 and incorporated by reference into this Item 2.05.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are or may be considered forward-looking statements. These statements reflect Company management’s current views and expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to (i) the amount and timing of the curtailment-related charges; (ii) the failure to effectively transition Roxboro LVL production to other Company facilities and maintain our current service profile for our customer base; (iii) the failure or inability to add capacity at other Company facilities as needed to support future growth, and (iv) other factors that can be found in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit	Description

99.1	Boise Cascade Company Earnings Release dated November 6, 2018.

99.2	Boise Cascade Company Quarterly Statistical Information.

99.3	Press Release, dated November 6, 2018 issued by the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: November 6, 2018